Exhibit 99

Investor Release

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
05/24/2012	Investors:	Kathy Martin, 630-623-7833
	Media:	Rebecca Hary, 630- 623-7293

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL – On May 23, 2012, McDonald’s Board of Directors declared a quarterly cash dividend of $0.70 per share of common stock, payable on June 15, 2012, to shareholders of record at the close of business on June 4, 2012.

Upcoming Communications

McDonald's Annual Shareholders’ Meeting will be webcast live on May 24, 2012 at 9:00 a.m. (Central Time) on www.investor.mcdonalds.com. An archived replay and podcast of the meeting will be available for a limited time.

Don Thompson, President and Chief Operating Officer, and Tim Fenton, President of Asia/Pacific, Middle East and Africa, will participate in the Sanford Bernstein Strategic Decisions conference at 8:00 a.m. (Eastern Time) in New York on May 30, 2012. This discussion will be webcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.

The Company plans to release May 2012 sales on June 8, 2012.

McDonald’s is the world’s leading global foodservice retailer with more than 33,500 locations serving nearly 68 million customers in 119 countries each day. More than 80% of McDonald’s restaurants worldwide are owned and operated by independent local men and women.

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